Exhibit 3.9


                                     BY-LAWS

                                       of

                         GTECH Rhode Island Corporation



                                    ARTICLE I

                 ARTICLES OF INCORPORATION AND PROVISIONS OF LAW

     These by-laws, the powers of GTECH Rhode Island Corporation (the "Corporation") and of its directors and shareholders and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are provided by law or set forth in the Articles of Incorporation. All references herein to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as from time to time amended.

                                   ARTICLE II

                                     OFFICES

     SECTION 2.01. Principal Office. The principal office of the Corporation shall be located in West Greenwich, Rhode Island or such other place within or without the State of Rhode Island as may be determined by the Board of Directors from time to time.

     SECTION 2.02. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Rhode Island as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

     SECTION 3.01. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Rhode Island, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

     SECTION 3.02. Annual Meetings. (a) The annual meeting of the shareholders for the election of directors and for the transaction such other business as may come before the of meeting shall be held at ten o'clock in the forenoon, local time, on the second Tuesday in June in each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a legal holiday, (b) In respect of the annual meeting for any particular year the Board of Directors may, by resolution, fix a different day, time or place (either within or without the State of Rhode Island) for the annual meeting, (c) If such annual meeting is omitted by oversight or otherwise on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting. The purposes for which an annual meeting is to be held, in addition to those prescribed by law or these bylaws, may be specified by a majority of the Board of Directors, the President or a shareholder or shareholders holding of record at least ten percent (10%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

     SECTION 3.03. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board or the President, by order of the Board of Directors or upon the written request of a shareholder or shareholders holding of record at least fifty percent (50%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

     SECTION 3.04. Notice of Meetings. Notice of each meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than fifty (50) days before the day on which the meeting is to be held. Such notice shall be given by delivering a written or printed notice thereof personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the post office address of such shareholder as it appears upon the stock record books of the Corporation, or at such other address as such shareholder shall have provided to the Corporation for such purpose. No publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given.

     SECTION 3.05. Quorum. At each meeting of the shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so represented at such meeting, or, in the absence of all the shareholders entitled to vote, any officer entitled to preside or to act as secretary at such meeting, may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The absence from any meeting of shareholders holding a sufficient number of shares required for action on any given matter shall not prevent action at such meeting upon any other matter or matters which properly come before the meeting, if shareholders holding a sufficient number of shares required for action on such other matter or matters shall be present. The shareholders present or represented at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 3.06. Voting. Each shareholder of the Corporation shall, whether the voting is by one or more classes voting separately or by two or more classes voting as one class, be entitled to one vote in person or by proxy for each share of the Corporation registered in the name of such shareholder on the books of the Corporation (a) on the date fixed pursuant to Section 11.04 of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting, or (b) if no record date shall have been filed, then the record date shall be at the close of business on the date next preceding the day on which notice of such meeting is given. The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote of shares may be given by the shareholder entitled to vote such shares in person or by proxy appointed by an instrument in writing. At all meetings of the shareholders at which a quorum is present, all matters (except where other provision is made law or by these by-laws) shall be decided by the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

     SECTION 4.01. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and the Board shall have, and may exercise, all of the powers of the Corporation, except such as are conferred by these by-laws upon the shareholders. The Board of Directors shall have the power by vote to create from time to time such committee or committees of directors, officers, employees or other persons designated by it for the purpose of advising with the Board, and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such sanctions and duties as the Board shall by vote prescribe.

     SECTION 4.02. Number, Qualifications and Term of Office. The number of directors to constitute the Board of Directors shall be such number, not less than one (1) nor more than ten (10) as shall be fixed from time to time by the shareholders at any annual meeting or at any special meeting called for the purpose; provided, however, that between such meetings of shareholders the number so fixed may at any time be increased or decreased, subject to the above-specified limits, by the affirmative vote of a majority of the Board of Directors. The number of directors and the names and addresses of the persons constituting the initial Board of Directors shall be as set forth in the Articles of Incorporation, except (a) any such person who shall decline such office by a writing filed with the Corporation shall not be a director, and
(b) until the issuance of any capital stock of the Corporation entitled to vote upon the election of directors, the incorporators may remove any director so named and may elect new directors. Thereafter, directors shall be elected by the shareholders at each annual meeting of shareholders, or at any special meeting held in place thereof, except as provided in this Article. Each director shall hold office until the next annual election of directors and until his successor shall have been duly elected and qualified, or until the death, resignation or removal of such directors in the manner herein provided. No director need be a shareholder.

     SECTION 4.03. Election of Directors. Subject to any provisions in the Articles of Incorporation providing for cumulative voting, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors, and each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, for as many nominees as the number of directors fixed as constituting the Board of Directors and to cast for each such nominee as many votes as the number of shares which such shareholder is entitled to vote, without the right to cumulate such votes.

     SECTION 4.04. Quorum and Manner of Acting. A majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business at any meeting, and except as otherwise provided by these by-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the event the Secretary is informed that one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so absent or disqualified; provided, however, that in no event shall the quorum as adjusted be less than one-third of the total number of directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time without further notice until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.

     SECTION 4.05. Place of Meetings. The Board of Directors may hold its meetings at any place within or without the State of Rhode Island as it may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 4.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

     SECTION 4.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

     SECTION 4.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by not less than twenty-five percent (25%) of the members of the Board of Directors. Notice of each such meeting shall be given by, or at the order of, the Secretary or the person calling the meeting to each director by mailing the same addressed to the director's residence or usual place of business, or personally by delivery or by telegraph, cable or telephone, at least one (1) day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise in these by-laws expressly provided.

     SECTION 4.09. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 4.10. Telephone Meetings. Meetings of the Board of Directors, regular or special, may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting.

     SECTION 4.11. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose.

     SECTION 4.12. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.13. Vacancies. Subject to any provisions of the Articles of Incorporation providing for cumulative voting, any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining directors then in office, though less than a quorum, at any regular meeting or special meeting, including the meeting at which any such vacancy may arise, or by the shareholders of the Corporation at the meeting at which any such vacancy may arise or the next annual meeting or any special meeting, and each director so elected shall hold office until the next annual election of directors, and until a successor shall have been duly elected and qualified, or until the death or resignation or removal of such director in the manner herein provided. ARTICLE V

                                   COMMITTEES

     SECTION 5.01. Appointment. The Board of Directors may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     SECTION 5.02. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, increasing the number of directors constituting the Board of Directors, filling any vacancies on the Board of Directors, removing or electing any officer of the Corporation or amending the by-laws of the Corporation.

     SECTION 5.03. Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following designation and until a successor is designated as a member of the Executive Committee and is elected and qualified or until the death or resignation or removal of such member in the manner herein provided.

     SECTION 5.04. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one (1) day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at such member's business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

     SECTION 5.05. Telephone Meetings. Meetings of the Executive Committee may be held by means of a telephone conference circuit and connection to such circuit shall constitute attendance at such meeting.

     SECTION 5.06. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee shall be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 5.07. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by the Board of Directors.

     SECTION 5.08. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by the Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.09. Procedure. The Executive Committee may elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these by-laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

     SECTION 5.10. Additional Committees. The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe.

                                   ARTICLE VI

                        WAIVER OF NOTICE; WRITTEN CONSENT

     SECTION 6.01. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders, Board of Directors, Executive Committee or other committee may be waived in writing by any shareholder or director either before or after such meeting. Attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders, Board of Directors, Executive Committee or other committee shall be deemed to constitute a waiver of notice thereof.

     SECTION 6.02. Written Consent of Shareholders. (a) Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all of the shareholders entitled to vote thereon, or their proxies, shall consent in writing to such action.

          (b) To the extent authorized by the Articles of Incorporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all of the shareholders entitled to vote thereon, or their proxies, to the extent and in the manner permitted by Section 7-1.1-30.3(b) of the Rhode Island Business Corporation Act, as amended from time to time.

     SECTION 6.03. Written Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, Executive Committee or other committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of the Executive Committee or other committee, as the case may be. Such written consent shall be filed with the records of the Corporation.

                                   ARTICLE VII

                                    OFFICERS

     SECTION 7.01. Number. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time appoint, including a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and a Director of Taxes. One person may hold the offices and perform the duties of any two or more of said officers.

     SECTION 7.02. Election, Qualifications and Term of Office. Each officer shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer in the manner hereinafter provided.

     SECTION 7.03. Removal. Any officer may be removed by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 7.04. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 7.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     SECTION 7.06. Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and shareholders. Subject to determination by the Board of Directors, the Chairman shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

     SECTION 7.07. The President. Subject to determination by the Board of Directors, the President shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders.

     SECTION 7.08. The Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 7.09. The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the shareholders, the Board of Directors, Executive Committee and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by the Board of Directors or the President.

     SECTION 7.10. The Assistant Secretaries. At the request, or in absence or disability, of the Secretary, the Assistant Secretary designated by the Secretary or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President or the Secretary.

     SECTION 7.11. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the corporation from any source whatsoever, render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the shareholders, if called upon to do so; and render such further statements to the Board of Directors and the President as they may respectively require concerning all transactions as Treasurer or the financial condition of the Corporation. The Treasurer shall also have charge of the books and records of account of the Corporation, which shall be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate; be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation; at all reasonable times exhibit the books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept; be responsible for the preparation and filing of all reports and returns relating to or bases upon the books and records of the Corporation kept under the direction of the Treasurer; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

     SECTION 7.12. The Assistant Treasurers. At the request, or in the absence or disability, of the Treasurer, the Assistant Treasurer designated by the Treasurer or the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

     SECTION 7.13. The Director of Taxes. The Director of Taxes shall be in charge of the tax matters related to the Corporation; and in general, shall perform all duties incident to the office of the Director of Taxes and such other duties as may, from time to time, be assigned by the Board of Directors or the President.

     SECTION 7.14. General Powers. Each officer shall, subject to these by-laws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the respective office, and such duties and powers as the Board of Directors shall from time to time designate.

     SECTION 7.15. Bonding. Any officer, employee, agent or factor shall give such bond with such surety or sureties for the faithful performance of his or her duties as the Board of Directors may, from time to time, require.

                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     SECTION 8.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made to or is involved in any action, suit or proceedings, whether civil, criminal, administrative, or investigative
(hereinafter, a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of any foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, whether the basis of such proceeding is alleged action (or failure to act) in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Rhode Island General Laws, as the same shall exist from time to time (but, in the case of an amendment to said General Laws, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said General Laws permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including judgments, penalties, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees) actually incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceedings (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Rhode Island General Laws so require, the payment of such expenses incurred by a director, officer, employee or agent in such person's capacity as a director, officer, employee or agent of the Corporation (and not in any other capacity in which services was or is rendered by such person while a director, officer, employee or agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation by the indemnified party of a written affirmation of such party's good faith belief that such party has met the applicable standards of conduct and of an undertaking, by or on behalf of such party, to repay all amounts so advanced if it shall ultimately be determined that such party is not entitled to be indemnified under this Section 8.01 or otherwise. Determinations and authorizations of payment under this Section 8.01 shall be made in the same manner as determination that indemnification is permissible.

     SECTION  8.02.   Right  of  Claimant  to  Bring  Suit.  If  a  claim  under
Section 8.01 is not paid in full by the Corporation within ninety days after a written claims has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the claim for expenses incurred in defending any proceeding in advance of its final disposition where the required written affirmation and undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Rhode Island General Laws for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its stockholders or independent legal counsel) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

     SECTION 8.03. Non-Exclusivity of Rights. The rights conferred on any person by Sections 8.01 and 8.02 of this Article 8 shall not be exclusive if any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 8.04. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, trustee, employee or agent of any foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any such expenses, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Rhode Island General Laws.

                                   ARTICLE IX

                             EXECUTION OF DOCUMENTS

     SECTION 9.01. Contract, etc., How Executed. Unless the Board of Directors shall otherwise determine, the Chairman of the Board, the President, any Vice Chairman, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Director of Taxes may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, except as in these by-laws otherwise provided, may authorize any other or additional officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these by-laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

     SECTION 9.02. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 9.03. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or Executive Committee or other committee designated by the Board so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

     SECTION 9.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or Executive Committee or other committee designated by the Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or Executive Committee or other committee designated by the Board so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation, all checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

     SECTION 9.05. Proxies in Respect of Securities of Other Corporation. Unless otherwise provided by resolution adopted by the Board of Directors or the Executive Committee or other committee so designated to act by the Board, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                    ARTICLE X

                                BOOKS AND RECORDS

     SECTION 10.01. Place. The books and records of the Corporation, including the stock record books, shall be kept at such places within or without the State of Rhode Island, as may from time to time be determined by the Board of Directors.

     SECTION 10.02. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed, and if any shareholder shall fail to designate such address, corporate notices may be served by mail directed to the shareholder's last known post office address, or by transmitting a notice thereof to such address by telegraph, cable, or telephone.

                                   ARTICLE XI

                            SHARES AND THEIR TRANSFER

     SECTION 11.01. Certificates for Shares. Every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe. Each such certificate shall be signed by such officer or officers as the Board of Directors may prescribe, or, if not so prescribed, by the Chairman of the Board, the President or a Vice Chairman and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

     SECTION 11.02. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of the Corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 11.03. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a properly executed stock power.

     SECTION 11.04. Closing of Transfer Books; Record Dates. Insofar as permitted by law, the Board of Directors may direct that the stock transfer books of the Corporation be closed for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may, insofar as permitted by law, fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares of the Corporation, or to give such consent, and in each such case shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 11.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing ..shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                                   ARTICLE XII

                                      SEAL

     The Board of Directors may provide for a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

                                  ARTICLE XIII

                                   FISCAL YEAR

     Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the fiscal period ending on the last Saturday in the Month of February.

                                   ARTICLE XIV

                                   AMENDMENTS

     All by-laws of the Corporation shall be subject to alteration or repeal, and new bylaws may be adopted either by the vote of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, or by the vote of the Board of Directors, provided that in each case notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of the meeting at which such alteration, repeal or adoption is acted upon, and provided further that any such action by the Board of Directors may be changed by the shareholders, except that no such change shall affect the validity of any actions thereto ore taken pursuant to the by-laws as altered, repealed or adopted by the Board of Directors.